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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                       EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE
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
                                                        For Six Months Ended June 30,
                                                        2000                      1999
                                                    ------------               ------------
Net Income                                          $ 14,433,824               $ 12,367,601

Computation of average
  shares outstanding

           Shares outstanding at
           beginning of year                          17,545,587                  8,697,261

           Additional shares deemed
           outstanding because of
           stock dividends                                    --                         --

           Additional shares deemed
           outstanding because of
           stock splits                                       --                  8,758,499

           Shares redeemed under stock
           repurchase program                            (62,932)                        --

           Shares issued during the
           year times average time
           outstanding during the year                     7,717                     64,444
                                                    ------------               ------------

Average basic shares outstanding                      17,490,372                 17,520,204
                                                    ------------               ------------

Dilutive shares                                           53,487                     98,733

Average diluted shares outstanding                    17,543,859                 17,618,937
                                                    ------------               ------------

Basic earnings per share                            $       0.83               $       0.71
                                                    ============               ============

Diluted earnings per share                          $       0.82               $       0.70
                                                    ============               ============



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